Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements and related prospectuses of The Coca-Cola Company listed below of our reports dated February 27, 2008, with respect to the consolidated financial statements of The Coca-Cola Company, and the effectiveness of internal control over financial reporting of The Coca Cola Company, included in this Annual Report (Form 10-K) for the year ended December 31, 2007:

1.	Registration Statement Number 2-88085 on Form S-8
2.	Registration Statement Number 33-39840 on Form S-8
3.	Registration Statement Number 333-78763 on Form S-8
4.	Registration Statement Number 2-58584 on Form S-8
5.	Registration Statement Number 33-26251 on Form S-8
6.	Registration Statement Number 2-98787 on Form S-3
7.	Registration Statement Number 33-45763 on Form S-3
8.	Registration Statement Number 33-50743 on Form S-3
9.	Registration Statement Number 33-61531 on Form S-3
10.	Registration Statement Number 333-27607 on Form S-8
11.	Registration Statement Number 333-35298 on Form S-8
12.	Registration Statement Number 333-59936 on Form S-3
13.	Registration Statement Number 333-59938 on Form S-3
14.	Registration Statement Number 333-83270 on Form S-8
15.	Registration Statement Number 333-83290 on Form S-8
16.	Registration Statement Number 333-88096 on Form S-8
17.	Registration Statement Number 333-123239 on Form S-8
18.	Registration Statement Number 333-146983 on Form S-3

ERNST & YOUNG LLP

Atlanta, Georgia

February 27, 2008